EX-99.a.1.i

AMENDED AND RESTATED
SCHEDULE A
TO THE
AGREEMENT AND DECLARATION OF TRUST

This Amended and Restated Schedule A, as amended December 1, 2025 (“Schedule A”), to the Ivy Funds Amended and Restated Agreement and Declaration of Trust dated August 16, 2017 (the “Agreement”), is effective as of December 1, 2025, and supersedes any prior Schedule A to the Agreement.

IVY FUNDS
SERIES AND CLASSES

Ivy Funds	Share Class
Nomura Asset Strategy Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Balanced Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Core Equity Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Climate Solutions Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Global Bond Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class

Nomura Global Growth Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura High Income Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura International Core Equity Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Large Cap Growth Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Mid Cap Growth Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Mid Cap Income Opportunities Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class

Nomura Natural Resources Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Science and Technology Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Real Estate Securities Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Small Cap Growth Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Smid Cap Core Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class
Nomura Systematic Emerging Markets Equity Fund	Class A
Class C
Class R
Class R6
Class Y
Institutional Class